CONFIDENTIAL TREATMENT REQUESTED
[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT THAT HAVE BEEN
REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS
BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION.
SUPPLEMENTAL CONFIRMATION

To:	Sysco Corporation 1390 Enclave Parkway Houston, Texas 77077-2099
From:	Goldman, Sachs & Co.
Subject:	Accelerated Stock Buyback
Ref. No:	SDB2502817763
Date:	September 23, 2015

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Sysco Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of September 23, 2015 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	September 23, 2015
Forward Price Adjustment Amount:	USD [***]
Calculation Period Start Date:	September 24, 2015
Scheduled Termination Date:	May 23, 2016
First Acceleration Date:	[***]
Prepayment Amount:	USD 1,500,000,000
Prepayment Date:	September 28, 2015
Initial Shares:
32,319,392 Shares; provided that if, in connection with the Transaction, GS&Co. is unable after using good faith and commercially reasonable efforts to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire in order to establish a commercially reasonable hedge position.
For the avoidance of doubt, in using such commercially reasonable efforts, GS&Co. shall act in good faith and in accordance with its then current policies, practices and procedures (including without limitation any policies, practices or procedures relating to counterparty risk, market risk, reputational risk, credit, documentation, legal, regulatory capital, compliance and collateral), and shall not be required to enter into any securities lending transaction or transact with any potential securities lender if such transaction would not be in accordance with such policies, practices and procedures.

Initial Share Delivery Date:	September 28, 2015
Ordinary Dividend Amount:	USD 0.30 for the Scheduled Ex-Dividend Date occurring on September 30, 2015 and USD 0.31 for each Scheduled Ex-Dividend Date thereafter
Scheduled Ex-Dividend Dates:	September 30, 2015, December 30, 2015 and March 30, 2016
Termination Price:	USD 19.73 per Share
Additional Relevant Days	The three Exchange Business Days immediately following the Calculation Period
Concurrent OMR Parameters:	Up to 3% of ADTV (as defined in Rule 10b-18) daily repurchase amount.
3.    Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs, except as otherwise disclosed in writing to GS&Co.
4.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.
Yours sincerely,
GOLDMAN, SACHS & CO.
By:     /s/ Eugene Parloff
    Eugene Parloff
Vice President

Agreed and Accepted By:
SYSCO CORPORATION

By:	/s/ Gregory S. Keyes

Name:

Title: